EXHIBIT 21

              SUBSIDIARIES AND JOINT VENTURE OF THE COMPANY


As of March 31, 2003, the Company owned a majority to 100% of the following securities of the following subsidiaries and Joint Venture:

                                 Percentage
                                 of Voting
                                 Securities        Charter/Joint Venture
Subsidiary and Joint Venture       Owned            Place         Date
----------------------------     ----------       -----------------------
Homespan Realty Co., Inc.
("Homespan")                       100.0          Wisconsin    02/12/1959
Mineral San Sebastian,
S.A. de C.V. ("Misanse")            52.0          El Salvador  05/08/1960
Ecomm Group Inc. ("Ecomm")         100.0          Wisconsin    06/24/1974
San Luis Estates, Inc. ("SLE")     100.0          Colorado     11/09/1970
San Sebastian Gold Mines, Inc.
("Sanseb")                          82.5          Nevada       09/04/1968
Universal Developers, Inc.
("UDI")                            100.0          Wisconsin    09/28/1964
Commerce/Sanseb Joint Venture
("Joint Venture")                   90.0          Wisconsin    09/22/1987
                                                  El Salvador